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                                                                Exhibit 10(k)(i)



                                                                 EXECUTION COPY


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement, dated as of the 27th day of September, 2000 (this "Agreement"), is entered into by and between NAHC, Inc, a Delaware corporation (the "Company"), and David R. Burt (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to employ the Executive as Chief Executive Officer on the terms and conditions outlined herein;

         WHEREAS, the Executive is willing to serve in such capacity on the terms and conditions outlined herein; and

         WHEREAS, this Agreement amends and restates in its entirety that certain employment agreement dated as of the 5th day of May, 2000 by and between the Company and the Executive (the "Original Employment Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. EMPLOYMENT, TERM, EXTENSIONS.

         1.1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to serve in the employ of the Company, for the term set forth in Sections 1.2 and 1.3, in the positions and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

         1.2. TERM. The term of the Executive's employment under this Agreement shall commence on May 5, 2000 (the "Employment Date") and shall terminate on May 5, 2005, unless sooner terminated in accordance with this Agreement.

         1.3. EXTENSIONS. This Agreement shall automatically be renewed for a period of one year beginning as of May 5, 2005, and May 5 of each subsequent year (each an "Automatic Renewal Date") unless either party shall have given written notice of non-extension 90 days prior to such Automatic Renewal Date.

         2. POSITION, DUTIES. The Executive shall serve in the position of Chief Executive Officer of the Company. As Chief Executive Officer, the Executive shall have supervision and control over, and responsibility for, the management and operational functions of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors (the "Board"), so long as such powers and duties are reasonable and customary for the Chief Executive Officer of an enterprise comparable to the Company. The Executive shall perform, faithfully and diligently, such duties as Chief Executive




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Officer. As Chief Executive Officer, the Executive shall report to the
Board of Directors. The Company acknowledges that the Executive is currently the President, Chief Executive Officer and a director of Ergo Science Corporation. The amount of time Executive shall devote to his duties and responsibilities hereunder will vary from week to week. On a monthly basis, however, the Executive shall devote at least fifty percent (50%) of his business time and attention to the performance of his duties and responsibilities hereunder. The Company acknowledges that the Executive may conduct some of his business activities on behalf of the Company from his offices in the Boston area.

         3. COMPENSATION: SALARY, NOTE AND BONUSES.

         3.1. SALARY. During the term of the Executive's employment, in consideration of the performance by the Executive of the services set forth in
Section 2 and his observance of the other covenants set forth herein, the Company shall pay to the Executive, and the Executive shall accept, a base salary at least equal to $250,000 per annum, payable in accordance with the standard payroll practices of the Company (the "Base Salary"). During the term of the Executive's employment, the Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee") and shall be increased at any time and from time to time as the Compensation Committee shall consider appropriate in accordance with the compensation practices and guidelines of the Company for its executive officers. In addition, on or prior to March 31 of each year, whether or not the Executive's employment has been terminated for any reason on or after January 1 but prior to the date of such payment, the Executive shall receive a bonus, the amount of which shall be determined by the Board in its discretion based on the Executive's performance in his duties during the previous calendar year (the "Performance Bonus"); provided, however that in each year the Performance Bonus shall not be less than $20,000.

         3.2. NOTE.

         (a) In consideration of the Executive's efforts in settling during the month of July 2000 the disputes related to the sale of certain assets of the Company to Hanger Orthopedic Group, Inc., Chance Murphy, Inc. and Select Medical Corporation (collectively, the "Asset Sale Disputes"), concurrently with the execution of this Agreement the Company shall issue to the Executive a 10% convertible subordinated promissory note (the "Note") substantially in the form attached hereto as Exhibit A, in the principal amount of $60,000.

         (b) With the consent of the Company, which consent shall not be unreasonably withheld, the Executive shall select an investment bank, accounting firm or other entity which shall provide the Executive and the Company with a written appraisal as to the fair market value of the Note on the date of issuance, determined without regard to the Repurchase Right (as defined in the Note) (the "Appraisal"). The Company shall pay all reasonable costs associated with the Appraisal.

         (c) The Executive shall make an election under Section 83(b) of the Code to include the value of the Note, based upon the Appraisal, in his gross income for federal income tax purposes in the year of the Note's issuance.



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         3.3. GROSS-UP BONUS.

         (a) Also in consideration of the Executive's efforts in obtaining settlement of the Asset Sale Disputes, the Company shall pay to Executive, within ten (10) days after the Appraisal, an amount (the "Gross-Up Bonus") such that after the payment by Executive of all federal, state or local income taxes (including any interest or penalties imposed with respect thereto) imposed upon the receipt of the Gross-Up Bonus, the Executive retains an amount of the Gross-Up Bonus equal to the federal, state and local income taxes imposed on the receipt of the Note. The Gross-Up Bonus shall be paid whether or not the Executive's employment has been terminated for any reason prior to the elapse of
(ten) 10 days following the Appraisal. For purposes of determining the amount of the Gross-Up Bonus, the Executive shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Bonus is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Executive's residence in the calendar year in which the Gross-Up Bonus is to be made, net of the maximum reduction of federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates. If it is subsequently established (as provided in paragraph (c) below) that the federal, state and local income taxes payable by the Executive with respect to the receipt of the Note and the original Gross-Up Bonus exceeds the original Gross-Up Bonus, the Company shall make an additional Gross-Up Bonus to the Executive in respect of such excess at the time set forth in paragraph (c) below.

         (b) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an additional Gross-Up Bonus. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The failure of the Executive to give such notice shall not relieve the Company of its obligations under this Agreement except to the extent the Company is actually materially prejudiced by such failure to give such notice. The Executive shall not pay such claim prior to the expiration of the thirty (30) calendar day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order to effectively contest such claim, and




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                  (iv) permit the Company to participate in any proceedings
         relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including legal and accounting fees and additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this section, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Bonus would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (c) If any such claim referred to in paragraph (b) is made by the Internal Revenue Service and the Company does not request the Executive to contest the claim within the 30 calendar day period following notice of the claim, the Company shall pay to the Executive the amount of any Gross-Up Bonus owed to the Executive, but not previously paid, immediately upon the expiration of such thirty (30) calendar day period. If any such claim is made by the Internal Revenue Service and the Company requests the Executive to contest such claim, but does not advance the amount of such claim to the Executive for purposes of such contest, the Company shall pay to the Executive the amount of any Gross-Up Bonus owed to the Executive, but not previously paid, within 5 business days of a Final Determination of the liability of the Executive for such income tax. For purposes of this Agreement, a "Final Determination" shall be deemed to occur with respect to a claim when (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, i.e., all allowable appeals pursuant to this section have been exhausted by either party to the action, (ii) there is a closing agreement made under Section 7121 of the Code, or (iii) the time for instituting a claim for refund has expired, or if a claim was filed, the time for instituting suit with respect thereto has expired.

         3.4. RECEIVABLES BONUS. The Executive also shall be entitled to receive from the Company an amount in cash equaling ten percent (10%) of collections on each receivable of the Company (each, a "Receivables Bonus") in excess of the amount at which such receivable is



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booked on the balance sheet contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "Booked Amount"); provided, however, that
(i) no Receivables Bonus shall apply with respect to (a) the "prudent buyer" receivables listed on Schedule 3.4(a) hereof or (b) receivables listed on
Schedule 3.4(b) hereof that are the subject of similar arrangements between the Company and certain of its Employees, (ii) to the extent not already reflected in the Booked Amount, the Company's costs from and after the date hereof associated with collecting on any receivable shall be deducted in determining the amount of collection with respect to a receivable, and (iii) the aggregate amount receivable by the Executive in the form of Receivables Bonuses shall not exceed $500,000. Receivables Bonuses shall be paid within ten (10) days after collection by the Company on the related receivable and shall be payable following the Executive's termination of employment, unless such termination is pursuant to Sections 6.3 or 6.5, in which case only Receivables Bonuses for collections prior to such termination shall be payable.

         3.5. LITIGATION BONUS. The Executive also shall be entitled to receive from the Company an amount in cash equaling 10% of the amount determined by subtracting (i) the aggregate of the amounts to be paid following settlement or final judgment on each of the legal actions against the Company listed on
Schedule 3.5 hereto (the "Legal Actions"), including the Company's costs from and after the date hereof associated with reaching settlement or final judgment on such Legal Actions., from (ii) the aggregate settlement values given for such Legal Actions on the books of the Company as of the date hereof (the "Litigation Bonus" and together with the Performance Bonus, the Gross-Up Bonus and the Receivable Bonus, the "Bonuses"). The Litigation Bonus shall be paid, if at all, within ten (10) days after settlement or final judgment of all Litigation and shall be payable following the Executive's termination of employment, unless such termination is pursuant to Section 6.3 or 6.5, in which case the Executive shall receive no Litigation Bonus.

         4. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for all reasonable costs and expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefore in accordance with the Company's policies. In particular, the Company acknowledges that Executive's primary residence is in the Boston, Massachusetts area, and Company agrees to reimburse Executive for all reasonable costs and expenses incurred by Executive in traveling to and from the Boston area to the Company's offices.

         5. BENEFITS. During the Executive's employment, and thereafter to the extent provided in Section 6, the Executive shall be entitled to participate in all employee benefit plans and programs which may be made available to the Company's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, any hospitalization insurance, surgical insurance, and major medical insurance for Executive, his spouse, and any dependent, profit sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, and any other employee benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans, whether funded or unfunded (the "Benefit Plans"). The Company shall also provide the Executive with two weeks of paid vacation each year. Any unused vacation





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days, and any other accrued paid time off as of December 31 of each year, shall be carried over from year to year to the extent unused without limitation.

         6. TERMINATION OF EMPLOYMENT.

         6.1. DEATH. In the event of the death of the Executive, the Company shall (i) pay to the Beneficiary (a) within ten (10) business days after the Executive's death, the Base Salary (at the annual rate then in effect) accrued to the date of the Executive's death and not theretofore paid to the Executive and (b) any Bonuses which are then or shall thereafter become payable pursuant to Section 3.

         6.2. DISABILITY. If the Executive shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his normal duties hereunder for a period of six (6) consecutive months, then, at any time following the conclusion of such six (6) month period, the employment of the Executive hereunder may be terminated by the Company or the Executive, upon thirty (30) days' notice to the other. In the event of such termination, the Company shall (a) within ten (10) business days after such termination, pay to the Executive the Base Salary (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid and (b) pay to the Executive any Bonuses which are then or shall thereafter become payable under Section 3.

         6.3. DUE CAUSE. The employment of the Executive hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Executive within ten
(10) business days after the date of such termination the Base Salary (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. The Company shall also pay to the Executive any Bonus which is then or shall thereafter become payable to the Executive under Section 3. For purposes hereof, "Due Cause" shall mean (i) willful, gross neglect or willful, gross misconduct in the Executive's discharge of his duties and responsibilities under this Agreement, or (ii) the Executive's conviction of a felony; provided, however, that the Executive shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Executive's employment for Due Cause, which written notice shall specify the act or acts upon which the majority of the Board of Directors of the Company intends so to terminate the Executive's employment, and the Executive shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. If the basis of such written notice is other than an act or acts described in clause (ii), the Executive shall be given seven (7) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Executive within such seven (7) days to cease or correct such performance (or nonperformance), the Executive's employment by the Company shall automatically be deemed terminated hereunder for Due Cause.

         6.4. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment at any time for whatever reason it deems appropriate or without reason; provided, however, that in the event that such termination is not pursuant to Section 6.1 (Death), 6.2 (Disability), 6.3 (Due Cause), 6.5 (Voluntary Termination), 6.6 (Constructive Termination) or 6.7 (Termination Following a Change in Control), such



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termination shall be considered a Termination Without Cause and, in such case, the Company shall pay to the Executive within ten (10) business days of the date of Termination Without Cause: (i) the Base Salary (at the annual rate then in effect) accrued to the date of termination and not theretofore paid to the Executive; and (ii) severance pay, in the form of a lump sum equal to one (1) year of Executive's Base Salary (at the annual rate then in effect).

         In addition, the Company shall pay to the Executive any Bonuses which are then or shall thereafter become payable pursuant to Section 3.

         6.5. VOLUNTARY TERMINATION. The Executive, for any reason, may terminate his employment with the Company at any time upon sixty (60) days' prior written notice to the Company. In the event of such termination (unless such termination is within one year following a Change in Control of the Company, in which case the provisions of Section 6.7 hereof shall be applicable), the Company shall pay to the Executive within ten (10) days after the date of such termination the Base Salary (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Executive. The Company shall also pay to the Executive any Bonuses which are then or shall thereafter become payable pursuant to Section 3.

         6.6. CONSTRUCTIVE TERMINATION. Anything herein to the contrary notwithstanding, if the Company:

                  (A) demotes the Executive to a position lesser than Chief Executive Officer;

                  (B) causes a material change in the nature or scope of the authorities, powers, functions, duties, or responsibilities of the Executive as described in Section 2;

                  (C) decreases the Executive's base salary or eliminates health insurance coverage for the Executive;

                  (D) by vote of its Board of Directors or shareholders determines to liquidate the Company and 90 days from such determination has elapsed; or

                  (E) without limiting the generality or effect of the foregoing, materially breaches an obligation or covenant of this Agreement, the Note or the Indemnification Agreement between the Company and the Executive dated May 5, 2000 (the "Indemnification Agreement")

then, within thirty (30) days after receiving written notice of such action (or inaction) or within thirty (30) days of learning of such action (or inaction), whichever is later, the Executive may advise the Company in writing that the action (or inaction) constitutes a termination of his employment by the Company (other than for Due Cause), in which event the Company shall have thirty (30) days (the "Correction Period") in which to correct such action (or inaction). If the Company does not correct such action (or inaction) during the Correction Period, such action (or inaction) shall constitute a termination of the Executive's employment by the Company pursuant to Section 6.4 (Without Cause) effective on the first business day following the end of the Correction Period.





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         6.7. TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE IN CONTROL. Anything
herein to the contrary notwithstanding, the Executive may terminate his employment with the Company during the one (1) year period following a Change in Control, and such termination shall constitute a termination of the Executive's employment by the Company pursuant to Section 6.4 (Without Cause). For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

                  (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "`34 Act")), other than the Executive, either (i) acquires beneficial ownership of thirty percent (30%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office or (ii) acquires beneficial ownership of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

                  (B) Continuing Directors shall for any reason cease to constitute a majority of the Board of Directors of the Company; or

                  (C) all or substantially all of the business and/or assets of the Company are disposed of by the Company to a party or parties other than a subsidiary or other affiliate of the Company (other than factoring the Company's current receivables or escrows due), in which the Company owns less than a majority of the stock entitled to vote for the election of directors, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise.

         For purposes of this Agreement (a) "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the Employment Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office, and (b) "beneficial ownership" shall be determined pursuant to Rule 13d-3 of the `34 Act.

         6.8. ACCELERATION OF PAYMENTS. In the event that the Company shall fail to pay to the Executive any amount payable pursuant to this Section 6 at the time such payment is due (after written notice and thirty (30) business days period to cure), all amounts to be paid to the Executive (or his estate or legal representative) pursuant to this Section 6, Section 3 and any other provision of this Agreement, shall become immediately due and payable without any further action by the Executive (or his estate or legal representative).

         6.9. NO MITIGATION. In the event the Executive's employment is terminated for any reason whatever, the Executive shall be under no obligation to seek other employment and



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shall be under no obligation to offset any amounts earned from such other employment (whether as an employee, a consultant or otherwise) against any payments received hereunder.

         6.10. BENEFIT PLANS. In the event that the Executive's employment is terminated for any reason whatever, all rights and benefits of the Executive and his transferee, as applicable, under the Benefit Plans, shall be determined in accordance therewith.

         6.11. EXPENSES. In the event the Executive's employment is terminated for any reason whatever, the Company shall pay to the Executive within 10 days after the date of such termination any expenses for which the Executive is due for reimbursement pursuant to the terms of the Agreement.

         7. SECTION 16 OF THE `34 ACT. The Company agrees to take all actions necessary to provide that the issuance and conversion of the Note is exempt under Section 16 of the `34 Act.

         8. CONFIDENTIAL INFORMATION.

         8.1. NONDISCLOSURE. The Executive shall, during the term of his employment and at all times thereafter, treat as confidential and, except as required in the performance of his duties and responsibilities under this Agreement (as determined by the Executive in good faith) and except pursuant to legal process, not disclose, publish or otherwise make available to the public or to any individual, firm or corporation any confidential information (as hereinafter defined).

         8.2. CONFIDENTIAL INFORMATION DEFINED. For the purposes hereof, the term "confidential information" shall mean all information acquired by the Executive in the course of the Executive's employment with the Company in any way concerning the products, projects, activities, business or affairs of the Company or the Company's customers, including, without limitation, all information concerning trade secrets and the products or projects of the Company and/or any improvements therein, all sales and financial information concerning the Company, all customer and supplier lists, all information concerning projects in research and development or marketing plans for any such products or projects, and all information in any way concerning the products, projects, activities, business or affairs of customers of the Company which is furnished to the Executive by the Company or any of its agents or customers, as such; provided, however, that the term "confidential information" shall not include information which (a) becomes generally available to the public other than as a result of a disclosure by the Executive, (b) was available to the Executive on a non-confidential basis prior to his employment with the Company or (c) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its agents or customers provided that such source is not bound by a confidentiality agreement with the Company or any of such agents or customers.

         9. EQUITABLE RELIEF. In the event of a breach or threatened breach by the Executive of any of the provisions of Section 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Executive from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be






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performed by the Executive under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

         10. REPRESENTATIONS, WARRANTIES AND PROMISES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Executive as follows:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has duly authorized the execution and delivery of this Agreement and the issuance and delivery of the Note, and this Agreement and the Note constitute valid and legally binding agreements of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies. The shares issuable upon conversion of the Note (the "Underlying Shares"), when issued and delivered in accordance with the Note, shall have been duly issued and shall be validly outstanding, fully paid and non-assessable shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Underlying Shares have been reserved for issuance by the Company.

                  (iii) Concurrently with or prior to the execution of this Agreement the Company has amended its Bylaws to provide that the President of the Company is also its Chief Executive Officer.

         10.2. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF THE EXECUTIVE. The Executive hereby represents and warrants to, and agrees with, the Company as follows:

                  (i) The Executive is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment. The Executive has the financial capability for making the investment.

                  (ii) Prior to the execution hereof, the Executive has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the finances, operations, business and prospects of the Company.

                  (iii) The Executive is acquiring the Note and the Underlying Shares for his own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing the Note or the Underlying Shares. The Executive understands that the Note and the Underlying Shares have


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         not been registered under the Securities Act of 1933, as amended (the
         "Securities Act") or under any applicable state securities laws, that the Note and the Underlying Shares may not be transferred except in compliance with such laws, and that the Company may affix legends on the note and the Underlying Shares with respect to such restrictions.

         11. REGISTRATION.

         11.1. REGISTRATION REQUESTS. Subject to the provisions of Section 11.15, the Company shall, upon the written request of the Executive (a "Registration Request"), use reasonable efforts to file and cause to become effective with the Securities and Exchange Commission (the "Commission"), as soon as practicable but in no event later than sixty (60) days following receipt of such request, a registration statement on the appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Executive, and (ii) as shall permit the resale of some or all of the Underlying Shares in accordance with the intended method or methods of disposition specified in the Registration Request, whether pursuant to a delayed offering pursuant to Rule 415 under the Securities Act or otherwise (each, a "Registration Statement"); provided, however, that the Executive shall be entitled to only two (2) such Registration Request pursuant to this Section
11.1. Any Registration Request shall specify the number of Underlying Shares proposed to be sold by the Executive as well as the intended method of disposition thereof. A request for registration of Underlying Shares shall not be considered a Registration Requests pursuant hereto unless (i) a Registration Statement has been declared effective by the Commission, or (ii) a Registration Statement is filed with the Commission but (A) is not declared effective as a result of any action or inaction on the part of the Executive, or (B) is later withdrawn at the request of the Executive. The Executive may reacquire the right to a Registration Request lost pursuant to the previous sentence if the Executive reimburses the Company for any and all expenses associated with such failed registration. The Company's obligations under this Section 11.1 shall terminate at such time as (x) the Underlying Shares beneficially owned by the Executive consist of less than one percent (1%) of the issued and outstanding shares of the Company and (y) the Executive has held the Note for a period of at least one (1) year.

         11.2. PIGGYBACK REGISTRATION. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of any individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof (each a "Person"), other than a registration statement on Form S-4 or S-8, (or any substitute form or rule, respectively, that may be adopted by the Commission), the Company shall give written notice of such proposed filing to the Executive at the address set forth in Section 17 hereof as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide the Executive the opportunity to register on the same terms and conditions such number of Underlying Shares as the Executive may request (a "Piggyback Registration"). The Executive will have seven business days after receipt of any such notice to notify the Company as to whether he wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a Registration Request); provided that should the Executive fail to provide timely notice to the Company, the Executive will forfeit any rights to participate in the Piggyback Registration. In the event that






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

the registration statement is filed on behalf of a Person other than the Company, the Company will use its reasonable best efforts to have the number of Underlying Shares that the Executive wishes to sell included in the Registration Statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Executive and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Underlying Shares in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Underlying Shares for the same period as the delay in respect of the proposed offering. As between the Company and the Executive, the Company shall be entitled to select the underwriters in connection with any Piggyback Registration. Notwithstanding the foregoing, if the underwriters advise the Company that such underwriters cannot purchase the number of shares of Common Stock that all Persons desire to sell in an offering pursuant to this
Section 11.2, priority shall be given to the shares of Common Stock being sold by the Company or other Person on whose account the offering is being made.

         11.3. PROSPECTUS DELIVERY. The Company shall as expeditiously as possible furnish to the Executive such reasonable numbers of copies of any prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Executive may reasonably request in order to facilitate the public sale or other disposition of the Underlying Shares pursuant to this Section 11.

         11.4. BLUE SKY. The Company shall use its best efforts to register or qualify the Underlying Shares covered by any Registration Statement under the securities or Blue Sky laws of such states as the Executive shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Executive to consummate the public sale or other disposition in such states of the Underlying Shares; provided, however, that the Company shall not be required in connection with this Section 11.4 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         11.5. AMENDMENTS; SUPPLEMENTS. If the Company has delivered preliminary or final prospectuses to the Executive and after having done so the prospectus is amended or supplemented or required to be amended or supplemented to comply with the requirements of the Securities Act, it shall promptly notify the Executive and, if requested, the Executive shall immediately cease making offers of Underlying Shares and return all prospectuses to the Company, other than file copies. The Company shall promptly provide the Executive with amended or supplemented prospectuses and, following receipt of the amended or supplemented prospectuses, the Executive shall be free to resume making offers of the Underlying Shares.

         11.6. COMPANY RECORDS. The Company shall make available for inspection by the Executive and any attorney, accountant or other agent retained by the Executive, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such attorney, accountant or agent in connection with such Registration Statement.

         11.7. COMMISSION RULES. The Company shall comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         11.8. EXECUTIVE AS UNDERWRITER. If the Executive in his reasonable judgment determines that he might be deemed to be an underwriter or a controlling person of the Company, the Company shall permit the Executive to participate in the preparation of any registration or comparable statement filed pursuant herewith and to require the insertion therein of material in form and substance satisfactory to the Executive and to the Company and furnished to the Company in writing, which in the reasonable judgment of the Executive and his counsel determine should be included.

         11.9. STOP ORDERS. The Company shall as expeditiously as possible notify the Executive of the threat of issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of any Registration Statement. In the event of the issuance of any stop order suspending the effectiveness of any Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Underlying Shares included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

         11.10. OPINIONS OF COUNSEL. At each closing of an underwritten offering, the Company shall request opinions of counsel to the Company and updates thereof (which opinions and updates shall be reasonably satisfactory to the underwriters of the Underlying Shares being sold) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such sellers or their counsel.

         11.11. LISTING OF SHARES. The Company shall use its reasonable best efforts to cause all Underlying Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed and use its reasonable best efforts to qualify such Underlying Shares for trading on each system on which securities of the same class issued by the Company are then qualified.

         11.12. EXPENSES. Except as provided elsewhere in this Agreement, the Company will pay all Registration Expenses for the registration of Underlying Shares with the Commission as required under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

         11.13. INDEMNIFICATION BY COMPANY. The Company shall provide customary indemnification to the Executive for any liability that may be incurred by the Executive as the result of any misstatement or omission in the Registration Statement, except insofar as such liability may arise from information provided in writing by the Executive in his capacity as a selling stockholder under a Registration Statement.

         11.14. INDEMNIFICATION BY EXECUTIVE. The Executive shall provide indemnification to the Company to the same extent as the foregoing indemnity, but only with reference to information provided in writing by the Executive in his capacity as a selling stockholder under a Registration Statement.

         11.15. SUSPENSION OF REGISTRATION. The obligations of the Company under this Section 11 are subject to the condition that the Company shall be entitled to require the Executive to suspend for up to ninety (90) days once in any twelve month period the sale of Underlying Shares pursuant to a Registration Statement (or, if applicable, defer the filing of a Registration Statement) if and for so long as (i) the Board determines in its reasonable judgment that the sale of Underlying Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company and (ii) the Company promptly gives the Executive written notice of such determination. The Company shall have no obligation to maintain the effectiveness of, or file, a Registration Statement with respect to Underlying Shares during periods when the Executive is required to suspend the sale of such Underlying Shares as provided in this Section 11.15. As soon as possible after the expiration of such period, the Company shall perform all acts necessary to permit the Executive to sell Underlying Shares pursuant to a Registration Statement.

         12. SUCCESSORS AND ASSIGNS.

         12.1. ASSIGNMENT BY THE COMPANY. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

         12.2. ASSIGNMENT BY THE EXECUTIVE. The Executive may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetence or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "Beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetence) or the Executive's estate.

         13. GOVERNING LAW. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

         14. ENTIRE AGREEMENT. This Agreement, together with the Indemnification Agreement and then Note, contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto. The Original Employment Agreement is superseded in its entirety by this Agreement and is no longer of any force and effect. The Stock Purchase Agreement and the Option Agreement, each by and between the Company and the Executive and dated as of May 5, 2000, also are no longer of any force and effect.

         15. AMENDMENT, MODIFICATION, WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         16. ARBITRATION. Any dispute or controversy arising under, out of, or in connection with or relation to this Agreement shall, at the election and upon written demand of either the Executive or the Company, be finally determined and settled by arbitration in the city of the Company's headquarters in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. Any fees, costs or expenses incurred by Executive in connection with any such arbitration shall be paid by the Company, as such fees, costs or expenses are incurred, within 10 days after receipt by the Company of invoices or other reasonable documentation evidencing such fees, costs or expenses; provided, however, that all such fees, costs or expenses shall be reimbursed to the Company if the finder of fact determines that the Company is the prevailing party in such arbitration.

         17. NOTICES. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

          If to the Company:

                 NAHC, Inc.
                 1018 West Ninth Avenue
                 King of Prussia, Pennsylvania  19406
                 Attention:  President, with a copy to the Chairman of the Board with an additional copy to:

                 James Giddens, Esq.
                 Hughes, Hubbard & Reed
                 Battery Park Plaza
                 New York, NY 10004-1482

          If to the Executive:

                 David R. Burt
                 259 Granville Lane
                 North Andover, MA 01845
                 with one copy sent to davburt@msn.com

          With a copy to:

                 Michael D. Wortley
                 Vinson & Elkins L.L.P.
                 3700 Trammell Crow Center
                 2001 Ross Avenue
                 Dallas, TX  75201

         18. SEVERABILITY. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

         19. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         20. HEADINGS. Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



                [Remainder of this page left blank intentionally]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          NAHC, INC.



                                          By
                                             ----------------------------------
                                              Name:
                                              Title:



                                          By
                                             ----------------------------------
                                              David R. Burt




The foregoing Agreement has been
Approved by the Compensation Committee
of the Board of Directors:


----------------------------------
Stephen E. O'Neil
Chairman of Compensation Committee





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